Exhibit 99.2

Rich Uncles Real Estate Investment Trust I Announces Net Asset Value (NAV) per Share

Costa Mesa, CA, January 19, 2018 – The board of trust managers of Rich Uncles Real Estate Investment Trust I (the “Company”), a publicly registered non-listed real estate investment trust (“REIT”) focused on investing in single-tenant income-producing corporate properties, today announced a $10.66 per share estimated net asset value (“NAV”) of its common stock as of December 31, 2017.

“We are pleased with the performance of the Company and the strength of its real estate portfolio,” said Harold Hofer, the Company’s chief executive officer. “We will continue our efforts to deliver dividends and to maximize the value of the portfolio through active management.”

Estimated NAV

The Company engaged Cushman and Wakefield Western, Inc., Valuation and Advisory Group (“Cushman & Wakefield”), to assist the board of trust managers with determining a fair value range of the Company’s real estate portfolio and a resultant estimated per share NAV. The estimated per share NAV disclosed above has been approved by the Company’s board of trust managers, including its independent trust managers.

The valuation was based upon the estimated market value of the Company’s assets, less the estimated market value of the Company’s liabilities, divided by the total shares outstanding at December 31, 2017 and was performed in accordance with the valuation guidelines established by the Investment Program Associates Practice Guideline 3013-01, Valuation of Publicly Registered Non-Listed REITs. The estimated NAV does not reflect any “portfolio premium”, nor does it reflect an enterprise value for the Company. The estimated NAV also does not reflect costs associated with selling or liquidating the Company in the future, included fees that may be owed to the Company’s adviser in a sale or liquidation scenario. This is the first estimated NAV valuation that the Company has conducted. The board of trust managers intends to determine an estimated per share NAV on at least an annual basis going forward.

About Rich Uncles Real Estate Investment Trust I (the “Company)

The Company is a public, non-listed REIT formed in 2012 that invested primarily in single-tenant income-producing corporate properties leased to tenants under long term net leases to provide qualified members of the investing public with access to high quality commercial real estate assets which can provide current income, reduced overall portfolio volatility and the potential for capital appreciation.

Forward Looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (The “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include but are not limited to, statements related to the Company’s expectations regarding the performance of its business, the expected closing of the Company’s primary offering and the estimated net asset value per share of the Company’s common stock. Cushman and Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman and Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “projects”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcome or results to differ materially from those indicated in these statements, including, but not limited to, the Company’s inability to continue to pay a monthly distribution at the current rate and the Company’s inability to maximize the value of the Company’s portfolio. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filing with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future event, or otherwise. Actual events occurring after the Company’s determination of an estimated per share NAV may cause the value of, and returns on, the Company’s investments to be less than those used for purposes of determining the Company’s estimated per share NAV.